UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2024

TriplePoint Private Venture Credit Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-01327	84-3383695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)
(650) 854-2090
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On August 1, 2024, the Board of Directors of TriplePoint Private Venture Credit Inc. (the “Company”) appointed Brandon R. Campbell to serve as interim Chief Financial Officer of the Company, effective as of the close of business on August 9, 2024. As previously announced in June 2024, the Company is working with a leading executive search firm and has initiated a search for a permanent Chief Financial Officer.

Mr. Campbell, 39, has served as the Company’s Controller since 2021. Prior to joining the Company in 2021, Mr. Campbell was employed most recently at HCAP Advisors LLC, a middle market credit platform, where he served as the Controller of Harvest Capital Credit Corporation from 2017 to 2021. Mr. Campbell began his career at Grant Thornton LLP. He obtained his CPA license in New York and holds a Bachelor of Science in Accounting and Master of Science in Public Accounting.

The Company does not pay cash compensation or provide other benefits directly to Mr. Campbell or to any of its other executive officers. Mr. Campbell is an employee of TriplePoint Capital LLC, the indirect sole owner of the Company’s administrator, TriplePoint Administrator LLC (the “Administrator”), which is compensated for the services it provides to the Company pursuant to the terms of the administration agreement between the Company and the Administrator (the “Administration Agreement”). Pursuant to the Administration Agreement, the Company makes payments equal to its allocable portion of the Administrator’s overhead and other expenses associated with performing its obligations under the Administration Agreement including, but not limited to, the Company’s allocable portion of the costs of compensation of Mr. Campbell.

Mr. Campbell: (i) was not appointed as the Company’s interim Chief Financial Officer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s directors or other executive officers; and (iii) other than as disclosed herein, has not engaged, since the beginning of the Company’s last fiscal year, nor currently proposes to engage, in any transaction in which the Company was or is a participant.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Private Venture Credit Inc.

By:	/s/ Sajal K. Srivastava
Name:	Sajal K. Srivastava
Title:	President
Date: August 6, 2024